                                                         EXHIBIT 5


                              [FIRM LETTERHEAD]


                           FACSILILE (513) 578-6956


                                August 12, 1997


Direct Dial: (513) 579-6411
E-Mail Okreider@KMKlaw.com

Meritage Hospitality Group Inc.
40 Pearl Street, N.W., Suite 900
Grand Rapids, Michigan  49503

Gentlemen:

        We have examined the corporate records and proceedings of Meritage Hospitality Group Inc., (the "Corporation") as well as the Wendy's of West Michigan Limited Partnership Agreement with respect to:

        1.  The organization of the Corporation; and

        2. The legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of up to $4,320,000 in market value of Common Stock to be issued and exchanged for the Wendy's of West Michigan Limited Partnership Units and registered pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

        Based upon such examination, we are of the opinion:

        1. That the Corporation is a duly organized and validly existing corporation in good standing under the laws of the State of Michigan; and

        2. That the Corporation has taken all necessary and required corporate action in connection with the proposed issuance of the aforesaid Common Stock, and that when exchanged for the Limited Partnership Units, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation free of any claim of preemptive rights.


                                                -------------------------------

Meritage Hospitality Group
Page 2
August 12, 1997

        We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement, and furthermore consent to all references made to this firm in the Registration Statement.


                                        Very truly yours,

                                        KEATING, MUETHING & KLEKAMP, P.P.L.

                                        BY:  /s/ Gary P. Kreider
                                          -------------------------------------
                                           Gary P. Kreider